EXHIBIT 21 SUBSIDIARIES OF CENTRUS ENERGY CORP. Name of Subsidiary State of Incorporation United States Enrichment Corporation Delaware American Centrifuge Holdings LLC Delaware American Centrifuge Operating LLC (indirect subsidiary) Delaware